Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4489) pertaining to the Sola Optical 401(k) Savings Plan of our report dated June 11, 1997, with respect to the financial statements and supplemental schedules of the Sola Optical 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996


                                                            /s/ERNST & YOUNG LLP


Palo Alto, California
June 27, 1997


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